UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2010

VEECO INSTRUMENTS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-16244 (Commission File Number)	11-2989601 (IRS Employer Identification No.)

Terminal Drive, Plainview, New York  11803

(Address of principal executive offices)

(516) 677-0200
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01   Entry into a Material Definitive Agreement

On August 16, 2010, Veeco Instruments Inc. (“Veeco”) issued a press release announcing that it had entered into an agreement to sell its metrology business (the “Business”) to Bruker Corporation (“Bruker”), a leading provider of high-performance scientific instruments and solutions for molecular and materials research, for $229 million in cash (the “Metrology Sale”).  In connection with the announcement, Veeco posted a presentation relating to the Metrology Sale on its website (www.veeco.com).  Copies of the press release and presentation are furnished as Exhibit 99.1 and Exhibit 99.2 to this report.

Under the purchase agreement dated August 15, 2010 relating to the Metrology Sale (the “Purchase Agreement”), Bruker will acquire all of the outstanding stock of Veeco Metrology Inc. (“Metrology”), the wholly-owned subsidiary of Veeco which conducts the Metrology business, and certain other assets related to the Business, and assume certain liabilities relating to the Business.  The Purchase Agreement contains customary representations, warranties and covenants.  Each party has agreed to indemnify the other, subject to certain limitations, for losses arising out of breaches of representations, warranties and covenants in the Purchase Agreement and in certain related documents.  The acquisition is scheduled to close, subject to certain customary closing conditions, upon the receipt of government approvals related to antitrust and competition laws.  If the closing has not occurred by November 11, 2010, which may be extended for an additional six (6) months under certain circumstances, either party may terminate the Stock Purchase Agreement without penalty.

Upon closing of the acquisition, Veeco and Metrology will enter into a transition services agreement under which Veeco will provide to Metrology, for agreed upon fees, certain services related to the Business for various periods (subject to earlier termination or extension by Metrology under certain circumstances).

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which will be filed as an exhibit to Veeco’s Form 10-Q for the quarter ending September 30, 2010.  We encourage you to read the Purchase Agreement for a more complete understanding of the transaction.

Section 9 - Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit	Description

99.1	Press release issued by Veeco dated August 16, 2010

99.2	Presentation: Veeco Metrology Sale to Bruker Corporation, August 16, 2010

The information in this report, including exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, nor shall this information or these exhibits be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VEECO INSTRUMENTS INC.

August 16, 2010	By:	/s/ Gregory A. Robbins
Gregory A. Robbins
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description

99.1	Press release issued by Veeco dated August 16, 2010

99.2	Presentation: Veeco Metrology Sale to Bruker Corporation, August 16, 2010